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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 8, 2004


                          Allied Waste Industries, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                 1-14705                                   88-0228636

        (Commission File Number)               (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                               85260
(Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
              (Former name or former address, if changed since last
                                    report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

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





Item 7.01        Regulation FD Disclosure






On October 8, 2004, Allied Waste Industries, Inc. committed to modifying its field organizational structure. Beginning in the fourth quarter of 2004, the company will eliminate its four areas and reduce the number of regions by three, from twelve to nine. In addition, certain other districts will be re-aligned. These actions reflect the Company's on-going efforts to maximize efficiency and improve effectiveness and are expected to be substantially complete in the fourth quarter of 2004.

As a result of these actions, approximately 30 employees will be terminated. Related restructuring and other costs are anticipated to be between $5 million and $10 million. These costs will include employee severance, employee relocation and other items to be recognized primarily in the fourth quarter of 2004.

Management anticipates providing further detail of costs related to this restructuring in the company's Quarterly Report on Form 10-Q to be filed for the third quarter of 2004.




















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



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          ALLIED WASTE INDUSTRIES, INC.


                            By: /s/ PETER S. HATHAWAY
         ---------------------------------------------------------------
                                Peter S. Hathaway
              Executive Vice President and Chief Financial Officer





Date:  October 8, 2004